Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Form 8-K/A Amendment No. 1 of Safenet, Inc. of our report, dated February 2, 2004, of the financial statements of Datakey, Inc. as of and for the years ended December 31, 2003 and 2002.

McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 1, 2005